UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2026

INFLECTION POINT ACQUISITION CORP. V

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42518	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

167 Madison Ave, Suite 205 #1017
New York, NY 10016

(Address of principal executive offices, including zip code)

212-476-6908
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one right	IPEXU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	IPEX	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-fifth (1/5) of one Class A ordinary share upon the completion of the Company’s initial business combination	IPEXR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 20, 2026, the Board of Directors (the “Board”) of Inflection Point Acquisition Corp. V (f/k/a Maywood Acquisition Corp.) (the “Company”) increased the size of the Board from four to five directors and appointed Carolyn Trabuco to serve as a Class II director, with a term expiring at the Company’s second annual meeting of shareholders. Ms. Trabuco was also appointed as a member of the audit committee of the Board.

In connection with her appointment as an independent member of the Board, Ms. Trabuco will receive 20,000 of the previously disclosed 4,481,250 restricted shares of GOWell Energy Technology expected to be issued to the officers and directors of the Company in connection with the consummation of the proposed business combination between the Company and GOWell Technology Limited. As part of her appointment, the Company entered into the Company’s standard form of indemnification agreement with Ms. Trabuco, which is filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 12, 2025 and is incorporated herein by reference.

Other than described above, Ms. Trabuco is not a party to any material plan, contract or arrangement with the Company, nor has any other material plan, contract or arrangement to which she is a party been modified as a result of Ms. Trabuco’s appointment described above. There is no arrangement or understanding between Ms. Trabuco and any other person pursuant to which she was selected as an director of the Company and there are no family relationships between Ms. Trabuco and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Ms. Trabuco has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2026

INFLECTION POINT ACQUISITION CORP. V

By:	/s/ Michael Blitzer
	Name:	Michael Blitzer
	Title:	Chief Executive Officer

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